Exhibit 4.5

CACHE, INC INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA NEW COMMON STOCK THIS CERTIFIES THAT— SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 127150 30 8 is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF THE PAR VALUE OF $.01 EACH, OF CACHE, INC.  (hereinafter called the “Corporation” ), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subieof (to all the provisions of the Certificate of Incorporation of the Corporation, and all amendments thereto, copies of which are on file with the Transfer Agent. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.  Dated COUNTERSIGNED AND REGISTERED CONTINENTAL STOCK TRANSFER & TRUST COMPANY ( A LIMITED PURPOSE TRUST COMPANY) JERSEY CITY, NEW JERSEY TRANSFER AGENT AND REGISTRAR BY Corporate Secretary AUTHORIZED OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:  TEN COM—as tenants in common UNIF GIFT MIN ACT— Custodian TEN ENT—as tenants by the entireties under Uniform Gifts to Minors JT TEN —as joint tenants with right of survivorship and not as Act tenants in common (State)  Additional abbreviations may also be used though not in the above list.  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN) SIGNATURE